UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

FIRST DEFIANCE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	0-26850 (Commission File No.)	34-1803915 (IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio         43512
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.     Changes in Registrant's Certifying Accountant.

(a)     On June 7, 2005, First Defiance Financial Corp. (“First Defiance”) received notice from Ernst & Young LLP (“Ernst & Young”), First Defiance’s current independent registered public accounting firm , that Ernst & Young will resign as the independent registered public accounting firm of First Defiance upon the appointment of a new auditor for the 2005 financial statements, but in no event later than the filing of First Defiance’s Form 10-Q for the quarter ending September 30, 2005. First Defiance has not chosen a new auditor.

Ernst & Young’s reports on the financial statements for First Defiance’s two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During First Defiance’s two most recent fiscal years and the subsequent interim period through June 7, 2005, there were no disagreements between First Defiance and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its reports.

During the fiscal years ended December 31, 2004 and 2003 and through June 7, 2005, there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

First Defiance has provided Ernst & Young with a copy of the above disclosure and Ernst & Young has furnished to First Defiance a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made above. A copy of Ernst & Young’s response letter dated June 13, 2005 is attached as Exhibit 16 to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

16	Letter from Ernst & Young LLP Included herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Defiance Financial Corp. By: /s/ John C. Wahl ———————————————————— John C. Wahl Executive Vice President/Chief Financial Officer

Date: June 13, 2005

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